UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2018 (May 2, 2018)

MBIA INC.

(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Manhattanville Road, Suite 301, Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 914-273-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS.

On May 2, 2018, the shareholders of MBIA Inc. (the “Company”) voted to ratify the adoption of an amendment to the Company’s By-Laws, approved by the Board of Directors on February 13, 2018. The amendment is designed to preserve the long-term value of the Company’s accumulated net operating losses (“NOLs”). The amendment prohibits a person from becoming a 5-percent shareholder, as defined in Section 382 of the Internal Revenue Code of 1986, as amended (“Section 382 five-percent shareholder”), by acquiring, directly or by attribution, 5% or more of the outstanding shares of the Company’s common stock. Existing Section 382 five-percent shareholders as of May 2, 2018 will not be required to sell their shares but generally will be restricted from increasing their ownership under Section 382 by more than one percentage point over such shareholder’s percentage stock ownership immediately prior to May 2, 2018 or, if lower, its percentage ownership thereafter.

Share transfers that violate the restrictions are prohibited and will not be registered on the Company’s records. In the case of a purchase of shares that would create a Section 382 five-percent shareholder or increase the ownership of an existing Section 382 five-percent shareholder by greater than one percent, the excess shares will be required to be transferred to an agent of the Company, and the agent will be required to sell the shares and to apply the proceeds generally as follows: first, to cover the agent’s own costs; second, to reimburse the transferee up to the price paid by the transferee for the shares; and third, if there are any remaining proceeds, to donate these proceeds to a charity.

Upon written request from a shareholder, the Board of Directors will have the discretion to approve an acquisition of Company common stock that would otherwise violate the transfer restrictions if it determines that, after taking into account the preservation of the NOLs, the acquisition would be in the best interests of the Company and its shareholders.

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Annual Meeting of Shareholders of the Company was held on May 2, 2018 (the “Annual Meeting”). The matters that were voted upon at the Annual Meeting, the number of votes cast for or against each matter (and percent of shares voted), and the number of abstentions and broker non-votes as to each such matter, where applicable, are set forth below.

Proposal 1: Election of Directors. The shareholders elected the Company’s nominees to the Board of Directors. The voting results were as follows:

Nominees	For (% of shares voted)		Against (% of shares voted)		Abstained	Broker Non-Votes
Francis Y. Chin	63,523,282	(98.94%)	682,422	(1.06%)	40,149	13,889,807
William C. Fallon	63,763,732	(99.31%)	441,102	(0.69%)	41,019	13,889,807
Steven J. Gilbert	55,728,576	(91.30%)	5,310,691	(8.70%)	3,206,586	13,889,807
Charles R. Rinehart	63,538,028	(98.95%)	671,893	(1.05%)	35,932	13,889,807
Theodore Shasta	63,530,421	(98.97%)	663,877	(1.03%)	51,555	13,889,807
Richard C. Vaughan	63,533,576	(98.97%)	664,322	(1.03%)	47,955	13,889,807

Proposal 2: Approval of Compensation Paid to Named Executive Officers. The shareholders voted to approve the compensation of the Company’s named executive officers listed in the proxy statement for the Annual Meeting. The shareholder vote is advisory and non-binding. The voting results were as follows:

For (% of shares voted)		Against (% of shares voted)		Abstained	Broker Non-Votes
62,477,021	(97.35%)	1,698,378	(2.65%)	70,454	13,889,807

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm. The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018. The voting results were as follows:

For (% of shares voted)		Against (% of shares voted)		Abstained	Broker Non-Votes
77,156,991	(98.78%)	955,340	(1.22%)	23,329	0

Proposal 4: Ratification of the adoption of an amendment to the Company’s By-Laws approved by the Board of Directors on February 13, 2018. The shareholders ratified the adoption of an amendment to the Company’s By-Laws approved by the Board of Directors on February 13, 2018. The voting results were as follows:

For (% of shares voted)		Against (% of shares voted)		Abstained	Broker Non-Votes
46,223,477	(72.03%)	17,952,663	(27.97%)	69,713	13,889,807

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

By:	/s/ Jonathan C. Harris
Jonathan C. Harris
General Counsel

Date: May 7, 2018